UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2018

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2018, the Board of Directors (the “Board”) of United Parcel Service, Inc. (“UPS”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board to thirteen members and elected Christiana S. Shi to the Board. The Board also appointed Ms. Shi to the Compensation Committee and Risk Committee of the Board.
Ms. Shi will receive compensation as a non-employee director in accordance with UPS’s director compensation practices described in its 2017 Proxy Statement, filed with the Securities and Exchange Commission on March 13, 2017. Other than this standard compensation arrangement, there are no arrangements or understandings between Ms. Shi and any other person pursuant to which Ms. Shi was selected as a director.
Ms. Shi is not a party to any transaction with UPS that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 — Regulation FD Disclosure.

The press release issued on February 8, 2018 announcing Ms. Shi’s election to the Board is included as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release February 8, 2018

The information in Items 7.01 and 9.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of UPS under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date:	February 8, 2018	By:	/S/ NORMAN M. BROTHERS, JR.
Norman M. Brothers, Jr.
Senior Vice President, General Counsel and Corporate Secretary